FORM OF

LIMITED LIABILITY COMPANY AGREEMENT

OF

FIDELITY MASTER PORTFOLIOS LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of FIDELITY MASTER PORTFOLIOS LLC (the “Company”) is entered into and shall be effective as of [________] by and among the Company, FMR Co., Inc. (“FMRC”), a company organized under the laws of Massachusetts, and any other Persons who hereafter become Shareholders in the Company as provided herein.

WHEREAS, the Company was formed on June 2, 2017 by the filing of a certificate of formation with the Secretary of State of the State of Delaware setting forth the information required of the Company by the Delaware Act (as defined below); and

WHEREAS, each Series of the Company will elect to be treated as a partnership for U.S. federal and applicable state and local income tax purposes;

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

GENERAL; DEFINITIONS

Article I.01. Name

 The name of the Company is Fidelity Master Portfolios LLC and the business of the Company shall be conducted under that name or any other name or names as the Directors may from time to time determine.

Article I.02. Offices

(a)

The principal office of the Company, and such additional offices as the Directors may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Directors may designate from time to time.

(b)

The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The registered agent of the Company for service of process at such address is The Corporation Trust Company. Such registered office or registered agent may be changed by the Directors from time to time.

Article I.03. Purpose

The purpose and business of the Company shall be to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act and to carry on such other business as the Directors may from time to time determine pursuant to their authority under this Agreement.

Article I.04. Definitions

In addition to the terms defined elsewhere in this Agreement, the terms in this Article I.04 shall have the respective meanings specified below. Any term not defined herein that is defined under the 1940 Act shall be interpreted as defined under the 1940 Act.

(a)

“Assets belonging to” a Series shall have the meaning provided in Article II.02(a).

(b)

“Attorney-in-Fact” means the Person appointed as each Shareholder’s representative and attorney-in-fact, or any substitute, in accordance with Article XII.015.

(c)

“Book Capital Account” means, for any Shareholder at any time, the Book Capital Account of the Shareholder as determined pursuant to Article XI.01 hereof.  Each Shareholder shall have a separate Book Capital Account for each Series in which it holds Shares.

(d)

“Bylaws” means the Bylaws of the Company as amended from time to time, which Bylaws are expressly incorporated herein by reference as part of this Agreement.  The Bylaws of the Company are attached hereto as Exhibit A.

(e)

“Class” means a class of Shares of any Series of the Company that may be from time to time created and established in accordance with the provisions of Article II hereof.

(f)

“Code” means the Internal Revenue Code of 1986 as amended, and the Treasury Regulations promulgated thereunder.

(g)

“Commission” means the U.S. Securities and Exchange Commission.

(h)

“Company Property” means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Company, each and every portion of which shall be allocated and belong to a specific Series to the exclusion of all other Series.

(i)

“Covered Person” means a Person so defined in Article X.02 hereof.

(j)

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended and in effect from time to time.

(k)

“Director” means a member of the Board of Directors as designated in Schedule I attached hereto or selected pursuant to Article III hereof.  Each Director shall constitute a “manager” within the meaning of such term as set forth in Section 18-101(10) of the Delaware Act.  From time to time, a Director may be referred to as a Trustee and Trustee shall have the same meaning as Director.

(l)

“Eligible Accredited Investor” means any registered investment company or series thereof (including a unit investment trust), an investment adviser of such company or series, or any other person or persons that are Accredited Investors within the meaning of Regulation D under the Securities Act.  Notwithstanding the foregoing, Eligible Accredited Investors shall not include any individual, S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership.

(m)

“Initial Shareholder” shall mean each entity identified as an initial Shareholder in the preamble and any future Initial Shareholder as to a subsequent new Series.

(n)

“Interested Person” shall have the meaning provided in Section 2(a)(19) of the 1940 Act.

(o)

“Liabilities belonging to” a Series shall have the meaning provided in Article II.02(b).

(p)

“Majority Vote” means the vote, at a meeting of Shareholders of the Company or a Series or Class, as applicable, duly called, (i) of 67% or more of the Outstanding Shares of such Company or Series or Class, as applicable, present at such meeting, if the holders of more than 50% of the Outstanding Shares of the Company or Series or Class, as applicable, are present or represented by proxy, or (ii) of more than 50% of the Outstanding Shares of the Company or Series or Class, as applicable, whichever is less.

(q)

“Net Asset Value” shall have the meaning provided in Article IX.03.

(r)

“Outstanding Shares” means those Shares shown from time to time in the books of the Company or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Company and which are at the time held in the treasury of the Company.

(s)

“Person” means and includes an individual, corporation partnership, limited liability company, trust, association, joint venture, estate and other entity, whether or not a legal entity, and a government and an agency and a political subdivision, thereof, whether domestic or foreign.

(t)

“Securities Act” shall mean the Securities Act of 1933, including the rules and regulations of the Commission thereunder, all as amended from time to time, and any successor legislation.

(u)

“Series” refers to the Series of the Company established and designated pursuant to Article II.02, each of which shall be accounted for and maintained as a separate series or portfolio of the Company.

(v)

“Shareholder” means a record owner of Outstanding Shares.  Each Shareholder shall constitute a “member” within the meaning of such term as set forth in Section 18-101(11) of the Delaware Act.

(w)

“Shares” means the shares of beneficial interest into which the limited liability company interests in the Company, or any Series or Classes established from time to time, shall be divided from time to time and includes fractions of Shares as well as whole Shares.

(x)

“Treasury Regulations” means the Treasury Regulations and Temporary Treasury Regulations promulgated under the Code, as amended from time to time.

(y)

“1940 Act” means the Investment Company Act of 1940, including the rules and regulations of the Commission thereunder, all as amended and in effect from time to time and including any successor legislation, and any exemptive or other orders thereunder which may from time to time be applicable to the Company.

Article I.05. Interpretation

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.  The term “including” shall be deemed to mean “including, without limitation.”

ARTICLE II

SHARES

Article II.01. Shares

Subject to the limitations contained in Article II.09 relating to the numbers of permitted Shareholders of each Series, the limited liability company interests in the Company shall consist of an unlimited number of Shares which shall be denominated in dollars corresponding to the value of Shares determined in accordance with this Agreement.  Each Share shall have no par value.  The Directors may permit the purchase of Shares (for cash, securities or other consideration valued in accordance with Article IX acceptable to the Directors, subject to the requirements of the 1940 Act) and admission of a Shareholder, but only if the purchaser is an Eligible Accredited Investor.  Subject to applicable law, the provisions hereof and such restrictions as may be adopted by the Directors, a Shareholder may acquire additional Shares by contributions or decrease its ownership of Shares by redemptions without limitation.

Pursuant to Section 18-215 of the Delaware Act, the Directors shall have authority, from time to time, to establish Shares of a Series, each of which shall be separate and distinct from the Shares in any other Series.  The Series shall include, without limitation, those Series specifically established and designated in Article II.02 hereof, and such other Series as the Directors may deem necessary or desirable.  The Directors shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series, and, subject to the provisions of this Agreement and the 1940 Act, to fix and determine the rights of Shareholders in such Series, including with respect to the price, terms and manner of purchase and redemption, distributions, rights on liquidation, sinking or purchase fund provisions, conversion rights and conditions under which the Shareholders of the several Series shall have separate voting rights or no voting rights.  The Directors shall have the power to establish one or more Classes of Shares within a Series. Shares of any Series established from time to time may consist of one Class or may be divided into two or more Classes or may consist of no Classes. The number of Shares of each Series, and Class thereof, authorized hereunder is unlimited.

The Directors in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then Outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Directors may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses.  In connection with any issuance of Shares, the Directors may issue fractional Shares and Shares held in the treasury. The Directors may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate interests in the Series or Classes of Shares within a Series. Contributions to the Company may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

Subject to the distinctions permitted among Classes of the same Series, as established by the Directors consistent with the requirements of the 1940 Act, each Share of a Series shall represent an equal proportionate interest in the net assets of the Series, and each holder of Shares of a Series shall be entitled to receive such holder’s pro rata share of distributions, if any, made with respect thereto.  Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Company.

All references to Shares in this Agreement shall be deemed to be references to Shares of any or all Series or Classes thereof established from time to time, as the context may require.  All provisions herein relating to the Company shall apply equally to each Series of the Company and each Class thereof as established from time to time, except as the context otherwise requires.

All Shares issued hereunder, including Shares issued in connection with a distribution in Shares or a split or reverse split of Shares, shall be validly issued, fully paid, and nonassessable.  Except as otherwise provided by the Directors, Shareholders shall have no preemptive or other right to subscribe for any additional Shares or other securities issued by the Company.

Article II.02. Establishment and Designation of Series.

The establishment and designation of any Series (or Class thereof) shall be effective upon the adoption of a resolution by a majority of the Directors setting forth the establishment and designation of, or otherwise identifying, such Series (or Class thereof), whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Series (or Class thereof), including, without limitation, any registration statement of the Company, or as otherwise provided in such resolution. The relative rights and preferences of each Series and each Class thereof shall be as set forth herein and as set forth in any registration statement of the Company relating thereto, unless otherwise provided in the resolution establishing such Series or Class. The Directors shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders to establish and designate and to change in any manner any Series of Shares (or Class thereof) of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or Classes thereof as the Directors may from time to time determine, to divide or combine the Shares or any Series (or Class thereof) into a greater or lesser number, to classify or reclassify any issued Shares or any Series or classes thereof into one or more Series (or Class thereof), and to take such other action with respect to the Shares as the Directors may deem desirable. A Series may issue any number of Shares and need not issue Shares.

At any time that there are no Outstanding Shares of any particular Series (or Class) previously established and designated, the Directors may by majority abolish that Series (or Class) and the establishment and designation thereof.  All references to Shares in this Agreement shall be to Shares in any or all Series, or Classes thereof, as the context may require.  All provisions herein relating to the Company shall apply equally to each Series, and each Class thereof, except as the context otherwise requires.

Without limiting the authority of the Directors set forth above to establish and designate further Series, the Directors hereby establish and designate the following five Series, all with a single Class of Shares: Fidelity Large Cap Core Enhanced Index Master Portfolio; Fidelity Large Cap Value Enhanced Index Master Portfolio; Fidelity Large Cap Growth Enhanced Index Master Portfolio; Fidelity Mid Cap Enhanced Index Master Portfolio; and Fidelity International Enhanced Index Master Portfolio. The Shares of each of these Series and any Shares of any further Series that may from time to time be established and designated by the Directors shall (unless the Directors otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:

(a) Assets Belonging to Series.  All consideration received by the Company for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held separately for the benefit of the Shareholders of that Series and shall irrevocably belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Directors between and among one or more of the Series in such manner as the Directors, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. Such consideration, assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, allocated to such Series are herein referred to as “assets belonging to” that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Company, and shall be held by the Directors for the benefit of the holders of Shares of that Series. No Series shall have any right to or interest in the assets belonging to any other Series, and no Shareholder shall have any right or interest with respect to any Series in which it does not hold Shares.  Separate and distinct records shall be maintained for each Series and the assets belonging to each Series shall be held in such separate and distinct records and accounted for in such separate and distinct records separately from the assets belonging to all other Series and any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to a particular Series that are not allocated to such Series.

(b) Liabilities Belonging to Series.  The assets belonging to each particular Series shall be charged with liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series.  Any general liabilities, expenses, costs, charges or reserves of the Company which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Directors between or among any one or more of the Series proportionately based upon the relative net asset values of each Series or in such manner as the Directors in their sole discretion deem fair and equitable. Such general liabilities shall include, but are not limited to Directors’ fees; 1940 Act registration expenses; organizational expenses of the Company, exclusive of organizational expenses attributable to any specific Series; and accounting expenses relating to the Company that are not attributable to any specific Series. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limitation of the foregoing provisions of this Article II.02, but subject to the right of the Directors in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series or the Company generally, and, except as otherwise provided in this Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Company or any other Series shall be enforceable against the assets of such Series. Notice of this limitation on inter–Series liabilities shall be set forth in the certificate of formation of the Company (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of formation, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter–Series liabilities (and the statutory effect under Section 18-215(b) of setting forth such notice in the certificate of formation of the Company) shall become applicable to the Company and each Series. Any Person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series or the Company generally. Every note, bond, contract or other undertaking issued by or on behalf of a particular the Series shall include a recitation limiting the obligation represented thereby to that Series and its assets (but the omission of any such recitation shall in no way affect the limitation on inter-Series liabilities provided for in this Agreement). The liabilities, expenses, costs, charges and reserves charged to a Series are herein referred to as “liabilities belonging to” that Series.  Except as set forth in this Article II.02(b), no Series shall be liable for or charged with the liabilities belonging to any other Series.

(c) Voting.  On each matter submitted to a vote of the Shareholders pursuant to Article VII, each Shareholder shall be entitled to vote in accordance with Article VII in respect of its Shares in a particular Series (or Class) or the Company as a whole, as applicable, as recorded on the books of the Company.

(d) Distributions and Redemptions.  Notwithstanding any other provisions of this Agreement, no distribution nor any redemption or repurchase of the Shares of any Series (or Class) shall be effected by the Company other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Directors shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(e) Equality.  All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series).

(f) Fractions.  Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of distributions, redemption of Shares and termination of a Series or the Company.

(g) Exchange Privilege. The Directors shall have the authority to provide that the Shareholders of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares or for interests in one or more trusts, corporations, or other business entities (or a series of any of the foregoing) in accordance with such requirements and procedures as may be established by the Directors.

(h) Combination of Series.  The Directors shall have the authority, without the approval of the Shareholders of any Series (or Class) unless otherwise required by applicable law, to divide or combine the assets and liabilities belonging to one or more Series (or Classes) into assets and liabilities belonging to a greater or lesser number of Series (or Classes).

Article II.03. Rights of Shareholders.

The ownership of the Company Property of every description and the right to conduct any activities hereinbefore described shall be vested exclusively in the Company, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of, or any accounting with respect to, any property, profits, rights or interests of the Company or any Series.  No Shareholder shall have any interests in or rights with respect to any Series in which it does not hold Shares.  The Shares shall be personal property giving only the rights specifically set forth in this Agreement.  The Shareholders shall have no right to demand payment for their Shares or any other rights of dissenting shareholders in the event the Company participates in any transaction which would give rise to appraisal or dissenter’s rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware or otherwise.  All Persons, by virtue of acquiring Shares in the Company and being registered as a Shareholder in accordance with Article II.05, shall be deemed to have expressly assented and agreed to, and shall be bound by, this Agreement, whether or not the Person executed a counterpart signature page to this Agreement. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Company shall not operate to terminate the Company, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Company or the Directors, but entitles such representative only to the rights of such Shareholder.

Article II.04. Purchase of or Increase in Shares.

The Directors, in their discretion, may, from time to time, without a vote of the Shareholders, permit the admission of new Shareholders or the purchase of additional Shares of any Series by such Person or Persons (including existing Shareholders), subject to the provisions of Article II.01 and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Directors may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The consideration received from Shareholder for the purchase of Shares in a Series shall be credited to each such Shareholder’s account in the form of Shares at the Net Asset Value per Share next determined after the consideration is received; provided, however, that the Directors may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution, (b) impose a sales charge or other fee on Shares of any Series (or Class) in such manner and at such time determined by the Directors or (c) issue fractional Shares.

Article II.05. Register of Shares.

A register shall be kept by the Company or its transfer agent which shall contain the names and addresses of the Shareholders and Book Capital Account balances of each Shareholder in each Series, and a record of all transfers of Shares, which registers shall be maintained separately for the Shares of any Series (or Class) at a principal office of the Company or an office of its transfer agent.  Each such register shall be conclusive as to who the Shareholders are and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Shareholders and as to the number of Shares of each Series (or Class) held from time to time by each Shareholder.  No Shareholder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided until it has given its address to such officer or agent of the Company as shall keep the said register for entry thereon.  The Directors, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use. Such certificates may be issuable for any purpose determined in the Directors discretion. In the event that one or more certificates are issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Directors may, in their discretion, prescribe.

Article II.06. Transferability.

Except as otherwise provided by the Directors, Shares shall be transferable on the records of the Company only by written consent of the Directors and subject to any requirements specified by the Directors. Upon any permitted transfer, the transfer shall be recorded on the register of the Company and such transferee shall automatically be admitted to the Company as a Shareholder without any further action of the Directors.  Until such transfer is so recorded on the register of the Company, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Directors nor the Company, nor any transfer agent or registrar nor any officer, employee or agent of the Company shall be affected by any notice of the proposed transfer. Notwithstanding anything to the contrary in this Agreement, Shares may not be transferred if the Directors determine that it may cause the Company to be a publicly traded partnership under the Code.

Article II.07. Treasury Shares.

Shares held in the treasury shall, until reissued pursuant to Article II.04 hereof, not confer any voting rights on the Directors, nor shall such Shares be entitled to any distributions declared with respect to the Shares.

Article II.08. Notices.

Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at its last known address as recorded on the register of the Company.

Article II.09. Limitation on Number of Shareholders.

Notwithstanding any provision hereof to the contrary, the number of Shareholders in any Series shall be limited to 100.  The number of Shareholders shall be determined in accordance with Treasury Regulations Section 1.7704-1.  Notwithstanding anything to the contrary in this Agreement, any transaction that results in more than 100 Shareholders in a Series shall be void ab initio.

ARTICLE III

THE DIRECTORS

Article III.01. Management of the Company.

Subject to the provisions of this Agreement, the Directors shall have exclusive and absolute control over the Company Property and over the business of the Company but with such powers of delegation as may be granted by this Agreement.  The Directors shall have power to conduct the business of the Company and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Company although such things are not herein specifically mentioned.  Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive.  In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors.

The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power.  The powers of the Directors may be exercised without order of or resort to any court.

Except for the Directors named herein or appointed to fill vacancies pursuant to Article III.04, the Directors shall be elected by a plurality of the Shares voting at a meeting of Shareholders, with all Series voting together as a single class.  Such a meeting shall be held on a date fixed by the Directors.  In the event that less than a majority of the Directors holding office have been elected by Shareholders, to the extent required by the 1940 Act, but only to such extent, the Directors then in office will call a Shareholders’ meeting for the election of Directors.

Article III.02. Initial Directors.

The initial Directors shall be the persons named on Schedule I hereto.  On a date fixed by the Directors, the Shareholders shall elect at least two (2) but not more than fourteen (14) Directors, as specified by the Directors pursuant to Article III.06.

Article III.03. Term of Office of Directors.

The Directors shall hold office during the lifetime of this Company, and until its termination as herein provided; except (a) that any Director may resign his directorship by written instrument signed by him and delivered to the other Directors, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Director may be removed, with or without cause, at any time by written instrument, signed by at least two-thirds of the number of Directors prior to such removal, specifying the date when such removal shall become effective; (c) that any Director who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Directors, specifying the date of his retirement; and (d) that a Director may be removed, with or without cause,  at any meeting of the Shareholders of the Company by a vote of Shareholders holding at least two-thirds of the Outstanding Shares of the Company voting as a single class.

Article III.04. Vacancies and Appointment of Directors.

In case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise, or a Director is otherwise unable to serve, or an increase in the number of Directors, a vacancy shall occur.  Whenever a vacancy in the Board of Directors shall occur, until such vacancy is filled, the other Directors shall have all the powers hereunder and the certificate of the other Directors of such vacancy shall be conclusive.  In the case of an existing vacancy, the remaining Directors shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act.  Such appointment shall be evidenced by a written instrument signed by a majority of the Directors in office or by resolution of the Directors, duly adopted, which shall be recorded in the minutes of a meeting of the Directors, whereupon the appointment shall take effect.

An appointment of a Director may be made by the Directors then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Directors effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Directors.  As soon as any Director appointed pursuant to this Article III.04 shall have accepted this appointment, or at such date as may be specified in the acceptance whenever made, the appointment shall vest in the new Director or Directors, together with the continuing Directors, without any further act or conveyance, and he shall be deemed a Director hereunder.  The power to appoint a Director pursuant to this Article III.04 is subject to the provisions of Section 16(a) of the 1940 Act.

Article III.05. Temporary Absence of Director.

Any Director may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Director or Directors, provided that in no case shall fewer than two Directors personally exercise the other powers hereunder except as herein otherwise expressly provided.

Article III.06. Number of Directors.

The number of Directors shall be at least two (2), and thereafter shall be such number as shall be fixed from time to time by a majority of the Directors, provided, however, that the number of Directors shall in no event be more than fourteen (14).

Article III.07. Effect of Death, Resignation, Etc. of a Director.

The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Directors, or any one of them, shall not operate to terminate this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement.

ARTICLE IV

POWERS OF THE DIRECTORS

Article IV.01. Powers.

Subject to the provisions of this Agreement, the Directors shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Company.  The Directors shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Company without recourse to any court or other authority.  Subject to any applicable limitation in this Agreement or the Bylaws of the Company, the Directors shall have power and authority:

(a)

To invest and reinvest cash and other property, and to hold cash or other property uninvested, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all Company Property;

(b)

To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

(c)

To borrow money and in this connection issue notes or other evidence of indebtedness; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Company Property; and to secure borrowings, guarantees, and obligations by mortgaging, pledging or otherwise subjecting as security the Company Property, subject to the requirements of the 1940 Act;

(d)

To provide for the distribution of interests of the Company either through a principal underwriter or placement agent in the manner hereinafter provided for or by the Company itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(e)

To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Company and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;

(f)

To elect and remove such officers, with or without cause, and appoint and terminate such agents as they consider appropriate;

(g)

To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Company subject to any conditions set forth in this Agreement or in the Bylaws;

(h)

To retain one or more transfer agents and shareholder servicing agents, or both;

(i)

To set record dates in the manner provided herein or in the Bylaws;

(j)

To delegate such authority as they consider desirable to any officers of the Company, to any committee of the Directors, and to any investment adviser, manager, custodian, underwriter, placement agent or other agent, employee, or independent contractor; provided that such delegation of authority by the Directors shall not cause any Director to cease to be a Director of the Company or cause such officer, investment adviser, manager, custodian, underwriter, placement agent, or other agent or employee or independent contractor to whom any authority has been delegated to be a Director of the Company;

(k)

To sell or exchange any or all of the assets of the Company, subject to the provisions of Article XII.06 and Article XII.07 hereof;

(l)

To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Directors shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Directors shall deem proper;

(m)

To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(n)

To hold any security or property in any form, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Company or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of investment companies;

(o)

To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of Shares in such Series having relative rights, powers and duties as they may provide consistent with applicable law;

(p)

Subject to the provisions of Section 18-215 of the Delaware Act, to allocate assets, liabilities and expenses of the Company to a particular Series or Class thereof or to apportion the same between or among two or more Series or Classes thereof, provided that any liabilities or expenses incurred by a particular Series or Class thereof shall be payable solely out of the assets belonging to that Series or Class as provided for in Article II hereof;

(q)

To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held by the Company; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held by the Company or any Series;

(r)

To compromise, arbitrate, or otherwise adjust claims in favor of or against the Company or any Series or any matter in controversy including, but not limited to, claims for taxes;

(s)

To make distributions of income and of capital gains to Shareholders in accordance with the terms hereof;

(t)

To establish, from time to time, a minimum investment for Shareholders in the Company or in one or more Series or Class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(u)

To establish and terminate one or more committees, to delegate any of the powers of the Directors to said committees and to adopt committee charters providing for such responsibilities, membership (including Directors, officers or other agents of the Company therein) and any other characteristics of said committees as the Directors may deem proper.  Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Agreement (including the Bylaws), the Directors may by resolution appoint a committee consisting of less than the whole number of Directors then in office which committee may be empowered to act for and bind the Directors and the Company, as if the acts of such committee were the acts of all the Directors then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(v)

To interpret the investment policies, practices or limitations of any Series;

(w)

Notwithstanding any other provision hereof, subject to the provisions of the 1940 Act, to invest all or a portion of the assets of any Series in one or more open-end investment companies, including investment by means of a transfer of such assets in an exchange for an interest or interests in such investment company or companies or by any other method approved by the Directors;

(x)

To establish a registered office and have a registered agent in the State of Delaware; and

(y)

In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Directors.  Any action by one or more of the Directors in their capacity as such hereunder shall be deemed an action on behalf of the Company or the applicable Series, and not an action in an individual capacity.

The Directors shall not be limited to investing in obligations maturing before the possible termination of the Company or one or more of its Series.

Article IV.02. Sale of Shares; Reclassification.

Subject to more detailed provisions set forth in Article II, the Directors shall have the power to permit Persons to purchase Shares and become Shareholders of the Company, and to add to or reduce, in whole or in part, their Shares in any Series, provided that Shares shall be sold only to Eligible Accredited Investors.  The Directors shall also have the power to acquire, hold, resell, dispose of, transfer, classify, reclassify and otherwise deal in Shares of the Company or any Series.  Any Shares reacquired by the Company shall not be automatically cancelled but shall, in the discretion of the Directors from time to time, be held as treasury Shares and reissued for such consideration and on such terms as the Directors determine, or cancelled.

The Directors shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of the Company or any Series or Class thereof, (i) to divide the limited liability company interest in the Company, or in any Series or Class thereof that may be established from time to time, into Shares, without par value as the Directors shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount and type of consideration, subject to any restriction set forth in the Bylaws, including cash or securities or other assets, at such time or times and on such terms as the Directors may deem appropriate, (iii) to establish and designate and to change in any manner the limited liability company interest in the Company, or any Series or Class thereof, and to fix such preferences, voting powers, rights, duties and privileges and business purpose of the limited liability company interest in the Company, or any Series or Class thereof, as the Directors may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class and may be limited to specified property or obligations of the Company or profits and losses associated with specified property or obligations of the Company, subject to the provisions of the 1940 Act, (iv) to divide or combine the Shares of the Company, or any Series or Class thereof, into a greater or lesser number without thereby materially changing the proportionate limited liability company interest of the Shares of the Company, or any Series or Class, in the assets held with respect to the Company or any such Series, (v) to classify or reclassify any issued Shares of the Company, or any Series or Class thereof, into Shares of one or more Series or Classes thereof and (vi) to take such other action with respect to the Shares as the Directors may deem desirable.

Article IV.03. Directors and Officers As Shareholders.

Subject to the provisions of this Agreement, any Director, officer or other agent of the Company may acquire, own and dispose of Shares to the same extent as if he were not a Director, officer or agent; and the Directors may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

Article IV.04. Action by the Directors.

Except as otherwise specifically provided by applicable law, the Directors shall act by majority vote at a meeting duly called (including a telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Directors are present in person).  At any meeting of the Directors, a majority of the Directors shall constitute a quorum.  Special meetings of the Directors may be called orally or in writing by the Chairman of the Board of Directors or by any other Director.  Notice of the time, date and place of all meetings of the Directors shall be given by the party calling the meeting to each Director by electronic communication, telephone, telefax, or telegram sent to his or her home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting.  Notice need not be given to any Director who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting.  Any meeting conducted by telephone shall be deemed to take place at the principal office of the Company as determined by the Bylaws or by the Directors.  Subject to the requirements of the 1940 Act, the Directors by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Company.  Any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a majority of the Directors then in office (or such higher number of Directors as would be required to act on the matter under applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Directors’ meetings. Written consents or waivers of the Directors may be executed in one or more counterparts.  To the extent permitted by the 1940 Act, the Directors may execute and/or deliver any proxy, consent, and any other instrument by means of electronic, telecommunication, telephonic, computerized, or other similar means (including by means of e-mail and facsimile), unless the Directors otherwise determine at any time.

Article IV.05. Chairman.

The Directors shall appoint one of their number to be Chairman of the Board of Directors.  The Chairman shall preside at all meetings of the Directors, shall be responsible for the execution of policies established by the Directors and the administration of the Company, and shall perform such other duties as may be from time to time assigned to him by the Directors or prescribed by this Agreement (including the Bylaws).

Article IV.06. Principal Transactions.

Except to the extent prohibited by applicable law, the Directors may, on behalf of the Company, buy any securities from or sell any securities to, or lend any assets of the Company to, any Director or officer of the Company or any firm of which any such Director or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent for the Company or with any Interested Person of such Person; and the Company may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Article IV.07. Tax Matters.

(a)

Subject to Article XI and Article IV.07(b), the Directors (or a person or persons designated by the Directors to act for a given Series) shall have the exclusive power, authority and responsibility with respect to the Company and the Series regarding (i) preparation and filing of tax returns; (ii) providing reports to the Shareholders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Series and their investments; (iv) exercising such responsibility as may be imposed by law with respect to withholding from a Shareholder’s share of income or distributions; (v) providing to the accountants of the Series such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to ensure compliance with applicable provisions of the Code and Treasury Regulations; and (vi) any and all other tax matters.

(b)

For tax years beginning before January 1, 2018, the “tax matters partner” of each Series (within the meaning of Section 6231 of the Code prior to its amendment by the Bipartisan Budget Act of 2015) shall be selected in accordance with the Code and the Treasury Regulations.  For tax years beginning on or after January 1, 2018, the Directors or a person or persons designated by the Directors shall act for each Series as its “partnership representative” within the meaning of Section 6223(a) of the Code (as amended by the Bipartisan Budget Act of 2015).  In such capacity, the tax matters partner or partnership representative, as applicable, will have sole authority to make elections and otherwise act on behalf of the relevant Series in any audit proceeding, provided however, that the tax matters partner or partnership representative, as applicable, shall act in such capacity solely at the direction of the Directors.  The partnership representative shall determine how any “imputed underpayment” (within the meaning of subchapter C of chapter 63 of the Code, as in effect under the Bipartisan Budget Act of 2015), and any interest or penalties related thereto (“Entity Tax”), with respect to a particular Series is allocated among the Shareholders of that Series in a manner that is fair and reasonable, by (i) reporting or causing to be reported the adjustments giving rise to such Entity Tax to Shareholders of such Series for the relevant reviewed year, as defined in Section 6225(d)(1) of the Code, in accordance with the procedure provided under Section 6226 of the Code provided that such Series is eligible to make such election, (ii) offsetting any Entity Tax paid by the Series that the partnership representative reasonably determines is attributable to any Shareholder against future distributions to which such Shareholder would otherwise be entitled under this Agreement or otherwise ensuring that such amount is borne by such Shareholder to the extent consistent with the requirements of the 1940 Act, or (iii) taking such other actions under the Code or the relevant Treasury Regulations as the partnership representative may deem necessary or advisable.

(c)

Each Shareholder agrees to cooperate with the tax matters partner and/or partnership representative and to provide any information reasonably requested by the tax matters partners and/or partnership representative, including, for the avoidance of doubt, a certification of the filing of a tax return or amended tax return, in connection with any partnership-level tax audit.  This obligation shall continue after such Shareholder transfers or liquidates any or all of its Shares in a given Series.

(d)

In the event of any statutory amendments; temporary, proposed, or final Treasury Regulations; or Internal Revenue Service or other administrative guidance, in each case, interpreting or applying the Bipartisan Budget Act of 2015 subsequent to the date of this Agreement (collectively, “Future Guidance”), the Directors, or such person or persons designated by the Directors as partnership representatives, shall have the authority to take such actions reasonably necessary to oversee or handle matters relating to taxation in a manner consistent with such Future Guidance.

(e)

The Directors shall take such actions as are required for each Series to be classified for federal and applicable state and local income tax purposes as a partnership and not as a “publicly traded partnership” taxed as a corporation under Section 7704(a) of the Code.

(f)

Each Shareholder (or former Shareholder) agrees to indemnify the applicable Series for any taxes (and related interest, penalties, or other charges or expenses) payable by the Series and attributable to such Shareholder’s (or former Shareholder’s) interest in the Series, as reasonably determined by the Directors. The foregoing obligation shall survive the withdrawal of any Shareholder, the dissolution and liquidation of the relevant Series, or both. Any taxes (and related interest, penalties, or other charges or expenses) that are payable by a Series shall, unless otherwise agreed to the extent attributable to a Shareholder’s (or former Shareholder’s) interest in the Series, be treated as distributed or otherwise paid to such Shareholder.

ARTICLE V

EXPENSES OF THE COMPANY

Article V.01. Payment of Expenses by the Company

Subject to the provisions of Article II hereof, the Company shall pay, from the Company or the assets belonging to the appropriate Series, the expenses and disbursements of the Company, including, without limitation, fees and expenses of Directors who are not Interested Persons of the Company, interest expense, taxes, fees and commissions of every kind, expenses of pricing the Company’s portfolio securities, expenses of issue, repurchase and redemption of Shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Company and Shares under federal and state laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisers, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Company documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Company or Series (or a Director acting as such) is a party.

ARTICLE VI

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER
AND TRANSFER AGENT

Article VI.01. Investment Adviser.

Subject to applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder, the Directors may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Company or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Company or any Series with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Directors may in their discretion determine.  Notwithstanding any other provision of this Agreement, the Directors may authorize any investment adviser (subject to such general or specific instructions as the Directors may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Company or a Series, or other Company Property on behalf of the Directors, or may authorize any officer, agent, or Director to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Directors.)  Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Directors.

The Directors may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.  Any reference in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

Article VI.02. Principal Underwriter.

The Directors may in their discretion from time to time enter into an exclusive or non-exclusive underwriting or placement contract or contracts providing for the sale of Shares, whereby the Company may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares.  In either case, the contract shall be on such terms and conditions, if any, as may be prescribed in the Bylaws, and such further terms and conditions as the Directors may in their discretion determine not inconsistent with the provisions of this Article VI, or of the Bylaws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Company.

Article VI.03. Transfer Agent.

The Directors may in their discretion from time to time cause the Company, on behalf of itself or one or more Series, to enter into one or more transfer agency and shareholder service contracts whereby the other parties to such contracts shall undertake to furnish transfer agency and shareholder services to the Company or any Series.  Each such contract shall have such terms and conditions as the Directors may in their discretion determine not inconsistent with this Agreement.  Such services may be provided by one or more Persons.

Article VI.04. Parties to Contract.

Any contract of the character described in Articles VI.01, VI.02 and VI.03 or any contract of the character described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust or association, notwithstanding that one or more of the Directors or officers of the Company may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any Person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Director, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Company under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of the Bylaws.  The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Articles VI.01, VI.02 and VI.03 or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Article VI.04.

Article VI.05. Provisions and Amendments.

Any contract entered into pursuant to Articles VI.01 or VI.02 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to Article VI.01 shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission.

ARTICLE VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Article VII.01. Voting Powers.

The Shareholders shall have power to vote only (i) for the election of Directors as provided in Articles III.01 and III.02 hereof, (ii) for the removal of Directors as provided in Article III.03 hereof, (iii) with respect to any investment advisory or management contract as provided in Articles VI.01 and VI.05 hereof, and (iv) with respect to such additional matters relating to the Company as may be required by law, by this Agreement, or the Bylaws or any registration of the Company with the Commission or any state, or as the Directors may consider desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; (ii) as specifically provided in this Agreement, and (iii) when the Directors have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon.  The Directors may also determine that a matter affects only the interests of one or more Classes of a Series, in which case any such matter shall be voted on only by such Class or Classes.  A Shareholder of each Series shall be entitled to one vote for each dollar of net asset value (number of Shares owned multiplied by the net asset value per Share) of such Series on any matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a fractional dollar vote.  There shall be no cumulative voting in the election of Directors.  Shares may be voted in person or by proxy or in any manner provided for in the Bylaws.  A proxy may be given in writing.  The Bylaws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner.  Notwithstanding anything else herein or in the Bylaws, in the event a proposal by anyone other than the officers or Directors of the Company is submitted to a vote of the Shareholders of the Company or one or more Series or Classes of the Company, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Directors of the Company, Shares may be voted only in person or by written proxy.  Until Shares are issued, the Directors may exercise all rights of Shareholders and may take any action required or permitted by law or this Agreement (including the Bylaws) to be taken by Shareholders.

Article VII.02. Meetings.

The first Shareholders’ meeting shall be held in order to elect Directors as specified in Article III.02 hereof at the principal office of the Company or such other place as the Directors may designate.  Meetings may be held within or without the State of Delaware.  Special meetings of the Shareholders of the Company or any Series or Class may be called by the Directors and shall be called by the Directors upon the written request of Shareholders owning at least one-tenth of the Outstanding Shares entitled to vote of the Company, Series, or Class, as applicable.  Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Directors shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Company or Series, if applicable, or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Company or any Directors provided by said Section 16(c).  Shareholders shall be entitled to at least fifteen (15) days’ notice of any meeting.

Article VII.03. Quorum and Required Vote.

Except when a larger quorum is required by law or by any provision of this Agreement (including the Bylaws), one-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or of this Agreement permits or requires that holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then one-third of the aggregate Shares of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class).  Any lesser percentage shall be sufficient for adjournments.  Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice.  Except when a larger vote is required by law or by any provision of this Agreement (including the Bylaws), a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Director, provided that where any provision of law or of this Agreement permits or requires that the holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Shares present in person or by proxy of that Series (or Class), or, if required by law, a Majority Vote of that Series (or Class), voted on the matter in person or by proxy shall decide that matter insofar as that Series (or Class) is concerned.  Shareholders may act by unanimous written consent.  Actions taken by Series (or Class) may be consented to unanimously in writing by Shareholders of that Series (or Class).

Article VII.04. Derivative Actions.

In addition to the requirements set forth in Subchapter X of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Company only if the following conditions are met:

(a)

The Shareholder or Shareholders must make a pre-suit demand upon the Directors to bring the subject action unless an effort to cause the Directors to bring such an action is not likely to succeed. For purposes of this Article VII.04(a), a demand on the Directors shall only be deemed not likely to succeed and therefore excused if a majority of the Directors, or a majority of any committee established to consider the merits of such action, is composed of Directors who are not “independent directors”;

(b)

Unless a demand is not required under Article VII.04(a), Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing at least 10% of the Outstanding Shares of the Company, or who collectively hold at least 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Directors to commence such action.

(c)

For purposes of this Article VII.04, the Directors may designate a committee of one Director to consider a Shareholder demand if necessary to create a committee with a majority of Directors who do not have a personal financial interest in the transaction at issue.  The Directors shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisers in the event that the Directors determine not to bring such action;

(d)

For purposes of this Article VII.04, an “independent director” means any Director who is not an Interested Person of the Company; provided that the receipt of compensation for service as an independent director of the Company and also for service as an independent director or independent trustee of one or more other investment companies managed by a single investment adviser (or any affiliated person (as defined in the 1940 Act) of such investment adviser) shall not cause such Director to be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand, and shall not affect the status of a Director as an independent director. An independent director shall be deemed to be independent and disinterested for all purposes.

ARTICLE VIII

CUSTODIAN

Article VIII.01. Appointment and Duties.

The Directors shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Company:

(a)

To hold to hold the securities owned by the Company or any Series and deliver the same upon written order or oral order confirmed in writing, by such electro-mechanical or electronic devices as are agreed to by the Company and the custodian, if such procedures have been authorized in writing by the Company;

(b)

To receive and receipt for any moneys due to the Company or any Series and deposit the same in its own banking department or elsewhere as the Directors may direct;

(c)

To disburse such funds upon orders or vouchers;

(d)

To keep the books and accounts of the Company or of any Series or Class and furnish clerical and accounting services;

(e)

To compute, if authorized to do so by the Directors, the net asset value of any Series, or Class thereof, in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Directors and the custodian.

The Directors may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Directors, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

Article VIII.02. Central Certificate System.

Subject to such rules, regulations and orders as the Commission may adopt, the Directors may direct the custodian to deposit all or any part of the securities owned by the Company in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Company or its custodians, sub-custodians or other agents.

ARTICLE IX

DISTRIBUTIONS; REDEMPTIONS; VALUATION

Article IX.01. Distributions.

(a)

Subject to the 1940 Act, the Directors may from time to time in their sole discretion declare and cause any Series (or Class) to pay distributions in cash or any other Company Property to all of the Shareholders of such Series (or Class) on a proportionate basis in accordance with the Shareholders’ Shares in such Series (or Class). The amount of such distributions and the payment of them and whether they are in cash or any other Company Property shall be wholly in the discretion of the Directors.

(b)

Distributions may be paid or made to the Shareholders of record at the time of declaring a distribution or to Shareholders of record at such other date or time or dates or times as the Directors shall determine, which distributions, at the election of the Directors, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Directors may determine. The Directors may adopt and offer to Shareholders such distribution reinvestment plans, cash distribution payout plans or related plans as the Directors shall deem appropriate in their sole discretion.

Article IX.02. Redemptions.

  In case any Shareholder of a particular Series desires to dispose of his Shares or any portion thereof, he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Directors may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Article IX.02; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Article IX.03). The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series and payment for such Shares less any applicable deferred sales charge and/or fees shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective or such later time as permitted by the 1940 Act. The procedures for effecting redemptions shall be as determined by the Directors from time to time, subject to the requirements of the 1940 Act. Upon redemption, Shares shall become Treasury shares and may be re-issued from time to time.

 Article IX.03. Determination of Net Asset Value and Valuation of Portfolio Assets.

The “Net Asset Value” of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Directors.  Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Directors may determine.  Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Directors; provided, however, that the Directors, without Shareholder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series.  The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the total number of Outstanding Shares of that Series at the time and the quotient so obtained shall be the Net Asset Value per Share of that Series. At any time, the Directors may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective. If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Directors shall have the power with respect to that Series (a) to offset each Shareholder’s pro rata share of such negative amount from the accrued distribution account of such Shareholder, or (b) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents the amount of such excess negative net income, or (c) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may notwithstanding any other provision of this Agreement to the contrary, may in the sole discretion of the Directors be reduced by the amount of distributions declared thereafter upon the Outstanding Shares of such Series until such asset account is reduced to zero, and Shareholders of such Outstanding Shares shall have no right to any such distributions; (d) to combine the methods described in clauses (a) and (b) and (e) of this sentence; or (e) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Directors shall also have the power not to declare a distribution out of net income for the purpose of causing the Net Asset Value per Share to be increased. The Directors may, but shall not be required to adopt, discontinue or amend the practice of maintaining the Net Asset Value per Share of any Series at a constant amount.

Article IX.04. Suspension of the Right of Redemption. The Directors may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Directors shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Directors shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.

Article IX.05. Shareholder Information.  The Shareholders shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of Shares as the Directors deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other taxing authority.

ARTICLE X

LIMITATION OF LIABILITY AND INDEMNIFICATION

Article X.01. Limitation of Liability.

The debts, obligations, and liabilities of the Company or if there exist one or more Series, then the debts, obligations, and liabilities solely of such Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company or that Series respectively, and no Shareholder, Director, investment adviser, officer or agent of the Company or Series shall be obligated personally for any such debt, obligation or liability of the Company or Series, respectively, solely by reason of being a Shareholder, Director, investment adviser, officer and/or agent of the Company or such Series.  No Shareholder shall be liable to the Company or to any other Shareholder to restore any deficit balance in its Book Capital Account relating to any Series or Class (except in either case as may be required by the Delaware Act) or to reimburse any other Shareholder for any portion of such other Shareholder’s investment in the Company or any Series or Class.

Neither a Director nor an officer of the Company when acting in such capacity shall be personally liable to any Person other than the Company or a Shareholder to the extent provided in this Agreement for any act, omission, or obligation of the Company, any Director or any officer of the Company.  Neither a Director nor an officer of the Company shall be liable for any act or omission or any conduct whatsoever in his capacity as Director or officer of the Company, provided that nothing contained herein or in the Delaware Act shall protect any Director or any officer of the Company against any liability to the Company or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Director or officer hereunder.

All Persons extending credit to, contracting with or having any claim against the Company or any Series shall look only to the assets of the Company or Series that such Person extended credit to, contracted with, or has a claim against for payment under such credit, contract, or claim; and neither the Directors nor the Shareholders nor any of the Company’s officers, employees, or agents, whether past, present, or future, shall be personally liable therefore.  Every note, bond, contract or other undertaking issued by the Company on its own behalf or on behalf of any one or more Series shall include a recitation limiting the obligation represented thereby to the Company or to such Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Director of the Company).

Article X.02. Indemnification.

(a)

Subject to the exceptions and limitations contained in Article X.02(b):

(i)

every Person who is, or has been, a Director or officer of the Company (hereinafter referred to as a “Covered Person”) shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Director or officer and against amounts paid or incurred by him in the settlement thereof;

(ii)

the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)

No indemnification shall be provided hereunder to a Covered Person:

(i)

Who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Company or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company; or

(ii)

in the event of a settlement or other disposition of a proceeding without an adjudication by the court of other body before which the proceeding was brought that such Covered Person was liable to the Company to the Company or its Shareholders by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, unless there has been a determination that such Director or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

(A)

by the court or other body before which the proceeding was brought;

(B)

by at least a majority of those Directors who are neither Interested Persons of the Company nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(C)

by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Directors or by independent counsel.

(c)

The rights of indemnification herein provided may be insured against by policies maintained by the Company, shall be severable, shall not be exclusive of or affect any rights to which any Covered Person may now or hereafter be entitled, shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.  Nothing contained herein shall affect any rights to indemnification to which Company personnel, other than Covered Persons, and other Persons may be entitled by contract or otherwise under law.

(d)

Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in this Article X.02(a) may be paid by the Company or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Company or Series if it is ultimately determined that he is not entitled to indemnification under this Article X.02; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Company is insured against losses arising out of any such advance payments or (c) either a majority of the Directors who are neither Interested Persons of the Company nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article X.02.

Article X.03. Indemnification of Shareholders.

If any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series, and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability.  The Company, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of such Series and satisfy any judgment thereon from the assets of such Series.

Article X.04. No Duty of Investigation; Notice in Company Instruments, Etc.

No purchaser, lender, transfer agent or other Person dealing with the Directors or any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of said officer, employee or agent.  Every obligation, contract, instrument, certificate, Share, other security of the Company or undertaking, and every other act or thing whatsoever executed in connection with the Company shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as officers, employees or agents of the Company.  Every written obligation, contract, instrument, certificate, Share, other security of the Company or undertaking made or issued by the Directors or officers of the Company may recite that the same is executed or made by such Persons not individually, but as a Director or officer under this Agreement, and that the obligations of the Company under any such instrument are not binding upon any of the Directors, officers or Shareholders individually, but bind only the Company Property of the applicable Series, and may contain any further recital which the Directors may deem appropriate, but the omission of such recital shall not operate to bind the Directors, officers or Shareholders individually.  The Directors may maintain insurance for the protection of the Company Property and the Company’s Shareholders, Directors, officers, employees and agents in such amounts as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable.

Article X.05. Reliance on Experts, Etc.

Each Director, officer or employee of the Company as well as such person or persons acting as partnership representative of a Series pursuant to Article IV.07(b) shall, in the performance of his duties, powers and discretions hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of its officers or employees or by the investment adviser, principal underwriter or placement agent, the transfer agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or expert may also be a Director.

ARTICLE XI

DETERMINATION OF BOOK CAPITAL BALANCES
AND DISTRIBUTIONS

Article XI.01. Book Capital Account Balances.

The Book Capital Account balances of the Shareholders with respect to each Series shall be determined on such days and at such time or times as the Directors may determine, consistent with the requirements of the 1940 Act.  A Shareholder’s Book Capital Account balance with respect to a Series shall be maintained in accordance with the Treasury Regulations promulgated under Section 704(b) of the Code and shall equal the net asset value of a Share of such Series multiplied by the number of Shares of such Series held by such Shareholder.  The power and duty to make calculations of the Book Capital Account balances of the Shareholders or to do any other function contemplated in this Article XI may be delegated by the Directors to the investment adviser, custodian, or such other Person as the Directors may determine.

Article XI.02. Allocations to Shareholders.

(a)

Items of income, deduction, gain, loss or credit of each Series will be allocated for federal income tax purposes among the Shareholders of that Series in a manner so as to reflect equitably amounts credited or debited to each Shareholder’s Book Capital Account for that Series for the current and prior taxable years (or relevant portions of those years).  Allocations under this Article XI.02(a) will be made in accordance with the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations promulgated under these sections, or the successor provisions to such sections and Treasury Regulations.

(b)

The Directors shall provide each Shareholder that is a regulated investment company, as defined in Section 851(a) of the Code, information that will enable it to take into account its share of items of taxable income, gain, loss and deduction as they are taken into account by the Series in order to facilitate compliance with Code Section 4982.

(c)

Any income tax withholding or other withholding of taxes required by law with respect to the allocable share of income of, or distributions to, a Shareholder shall be accounted for as a distribution to and charged to the Book Capital Account of such Shareholder at the time of payment of such taxes to the applicable taxing authority.  The Directors may always retain from the assets belonging to a Series such amount as they may deem necessary to pay the liabilities belonging to that Series.

(d)

Allocations under Article XI.02(a) may be adjusted at any time by the Directors to the extent the Directors determine in good faith that such adjustments (i) would more equitably reflect the economic allocations hereunder or (ii) would otherwise be in the overall best interests of the Shareholders of a Series.

(e)

If a Series realizes capital gains or losses for federal income tax purposes (collectively, “gains/losses”) for any taxable year during or as of the end of which one or more Adjusted Basis Shareholders (as defined below) of that Series redeems Shares of that Series pursuant to Article IX.02 or transfers Shares of that Series pursuant to Article II.06, the Directors may, in their sole discretion: (i) allocate such gains/losses among such Adjusted Basis Shareholders, as determined by the Directors, until either the full amount of such gain/loss shall have been so allocated or the Adjusted Basis of each such Adjusted Basis Shareholder shall have been eliminated, and (ii) allocate any gains/losses not so allocated to Adjusted Basis Shareholders to Shareholders in accordance with Article XI.02(a) and (d) hereof.

As used herein, the term “Adjusted Basis” shall mean, as determined by the Directors in their sole discretion, with respect to any Shareholder of a Series, either (x) his revaluation account balance, (y) the amount by which the Net Asset Value of his Shares of that Series were redeemed or transferred during the taxable year (determined in accordance with Article IX.03) as of such time either (A) exceeds his “adjusted tax basis”, for federal income tax purposes, in those Shares or (B) is lower than his “adjusted tax basis”, for federal income tax purposes, in those Shares, or (z) the amount by which the Series’ “adjusted tax basis” for federal income tax purposes in any property (other than cash or marketable securities treated as cash for tax purposes) received by such Shareholder in redemption of his Shares either (A) exceeds such Shareholder’s “adjusted tax basis” for federal income tax purposes in those Shares less any cash (or marketable securities treated as cash for tax purposes) received by such Shareholder in the redemption or (B) is lower than such Shareholder’s “adjusted tax basis” for federal income tax purposes in those Shares less any cash (or marketable securities treated as cash for tax purposes) received by such Shareholder in the redemption.  As used herein, the term “Adjusted Basis Shareholder” shall mean any Shareholder of a Series whose Shares of that Series are redeemed or transferred and who has an Adjusted Basis with respect to the Shares that were redeemed or transferred as of the effective date of that redemption or transfer.

Article XI.03. Power to Modify Foregoing Procedures.

Notwithstanding any of the foregoing provisions of this Article XI, the Directors may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Company and of each Series as they may deem necessary or desirable to enable the Company to comply with (i) any provision of the 1940 Act, any rule or regulation thereunder, or any order of exemption issued by the Commission, or (ii) any provision of the Code or any relevant state, local, or foreign tax law, any rule or regulation thereunder, or any guidance of the Internal Revenue Service or other relevant taxing authority; in each case as in effect now or hereafter amended or modified.

ARTICLE XII

DURATION; TERMINATION OF COMPANY OR SERIES;
AMENDMENT; MERGERS; ETC.

Article XII.01. Directors’ Good Faith Action, Expert Advice, Bond or Surety.

The exercise by the Directors or the officers of the Company of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested.  Subject to the provisions of Article X, the Directors or the officers of the Company shall not be liable for errors of judgment or mistakes of fact or law.  The Directors and the officers of the Company may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article X, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.  The Directors may require any officers or agent of the Company to execute a bond (including, without limitation, any bond required by the 1940 Act) and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Directors may determine.

Article XII.02. Establishment of Record Dates.

The Directors may close the Share transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the transfer books as aforesaid, the Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after any such record date fixed as aforesaid.  Nothing in this Article XII.02 shall be construed as precluding the Directors from setting different record dates for different Series (or Classes).

Article XII.03. Duration.

The Company shall have perpetual existence subject to the possible termination or dissolution of the Company pursuant to Articles XII.04 or XII.05.

Article XII.04. Dissolution of Series or Company.

Any Series or Class shall be dissolved (a) by the affirmative vote of the Shareholders holding not less than two-thirds of the total Outstanding Shares of the Series or Class, at any meeting of the Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Directors and consented to by the Shareholders of not less than two-thirds of such Shares, or (b) by the Directors by written notice of dissolution to the Shareholders holding the Series or Class.  The Company shall be dissolved upon the earlier of (i) the dissolution of the last remaining Series, (ii) at any time there are no Shareholders of any Series unless a Shareholder is admitted effective as of the occurrence of the event that terminated the continued membership of the last remaining Shareholder and the Company is continued in accordance with Section 18-801(a)(4) of the Delaware Act, or (iii) upon the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Article XII.05. Termination of Company or Series.

(a)

Upon an event of dissolution of the Company or a Series or Class, the Company or Series or Class shall be terminated in accordance with the following provisions:

(i)

The Company (or Series or Class, as applicable) shall thereafter carry on no business, except for the purpose of winding up its affairs.

(ii)

The Directors shall proceed to wind up the affairs of the Company (or Series or Class, as applicable) and all of the powers of the Directors under this Agreement shall continue until the affairs of the Company (or Series or Class, as applicable) shall have been wound up, including the power to fulfill or discharge the contracts of the Company (or Series or Class, as applicable), collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Company Property (or assets belonging to the Series or Class, as applicable) to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Company Property or substantially all of the assets belonging to a particular Series or Class other than for cash, shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote at a meeting, or by written consent, of Shareholders holding more than 50% of the total Outstanding Shares of the Company or Series or Class, as the case may be, entitled to vote.

(iii)

After paying or adequately providing for the payment of all liabilities belonging to the Series or Class subject of termination and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Directors may distribute the remaining Company Property or assets belonging to such Series (or Class), in cash or in kind or partly each, among the Shareholders of such Series according to their Book Capital Accounts in such Series (or Class) in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).  In all cases, as herein provided, the rights of Shareholders in a Series (or Class) upon termination and liquidation of that Series (or Class) shall be limited to the assets belonging to that Series (or Class).

(b)

Subject to Article IV.07, upon completion of the distribution of the remaining proceeds or the remaining assets as provided in Article XII.05(a), the Company or any affected Series or Class thereof shall terminate and the Directors and the Company shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Company, Series or Class shall be cancelled and discharged.  Upon termination of the Company, following completion of winding up of its business, the Directors shall cause a certificate of cancellation to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Director.

Article XII.06. Merger, Consolidation; and Sale of Assets.

Subject to applicable federal and state law and except as otherwise provided in Article XII.07 below, the Company or any Series or Class thereof may merge, consolidate with, or convert to any other limited liability company, corporation, association, trust, or other organization or may sell, lease, or exchange all or a portion of the Company Property or Company Property allocated or belonging to such Series or Class, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Directors without the vote or consent of Shareholders.  Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Directors.  Any agreement of merger, consolidation, or conversion or certificate of merger or certificate of conversion may be signed by a majority of the Directors and facsimile signatures conveyed by electronic or telecommunication means shall be valid.  Pursuant to and in accordance with the provisions of Section 18-209 of the Delaware Act, and notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the Directors in accordance with this Article XII.06 may effect any amendment to the Agreement or effect the adoption of a new operating agreement of the Company if it is the surviving or resulting Company in the merger or consolidation.

Article XII.07. Incorporation; Reorganization.

Subject to applicable federal and state law, the Directors may without the vote or consent of Shareholders cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, limited liability company, association, or other organization to take over all or a portion of the Company Property or all or a portion of the Company Property allocated or belonging to such Series or Class or to carry on any business in which the Company shall directly or indirectly have any interest, and to sell, convey and transfer the Company property or the Company Property allocated or belonging to such Series or Class to another Series or Class of the Company or to any such corporation, trust, limited liability company, partnership, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such Series or Class of the Company or any such corporation, trust, partnership, limited liability company, association, or organization, or any corporation, partnership, limited liability company, trust, association, or organization in which the Company or such Series holds or is about to acquire shares or any other interest.  Subject to applicable federal and state law, the Directors may also cause a merger or consolidation between the Company or any successor thereto or any Series or Class thereof and any such corporation, trust, partnership, limited liability company, association, or other organization.  Nothing contained herein shall be construed as requiring approval of Shareholders for the Directors to organize or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organizations and selling, conveying, or transferring the Company Property or a portion of the Company Property to any such Series or Class of the Company or to any such organization or entities; provided, however, that the Directors shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this Article XII.07, the Company or any Series or Class thereof sells, conveys, or transfers all or a portion of its assets to another Series or Class of the Company or to another entity or merges or consolidates with another entity.  Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, in- redemptions and purchases, exchange offers, or any other method approved by the Directors.  Pursuant to and in accordance with the provisions of Section 18-209 of the Delaware Act, and notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the Agreement in accordance with this Article XII.07 may effect any amendment to this Agreement or effect the adoption of a new operating agreement of the Company if it is the surviving or resulting Company in the merger or consolidation.

Article XII.08. Agreement.

The original or a copy of this Agreement and of each amendment hereto shall be kept at the office of the Company where it may be inspected by any Shareholder.  Anyone dealing with the Company may rely on a certificate executed by a Director or an officer of the Company as to the authenticity of this Agreement or any such amendments and as to any matters in connection with the Company.  Headings herein are for convenience only and shall not affect the construction of this Agreement.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Article XII.09. Applicable Law.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided that in the event of any conflict between the terms of this Agreement or Delaware law and the 1940 Act, the provisions of the 1940 Act shall prevail.

Article XII.010. Amendments.

Except as specifically provided herein, the Directors may, without Shareholder vote, amend, restate, or otherwise supplement this Agreement by making an amendment, a supplement hereto or an amended and restated Agreement.  Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Article VII.01 hereof, (ii) on any amendment to this Article XII.10, (iii) on any amendment as may be required by law or by the Company’s registration statement filed with the Commission and (iv) on any amendment submitted to them by the Directors.  Any amendment required or permitted to be submitted to Shareholders which, as the Directors determine, shall affect the Shareholders of one or more Series (or Classes) only shall be authorized by vote of the Shareholders of each Series (or Class) affected and no vote of Shareholders of a Series (or Class) not affected shall be required.  Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.  The Directors may, without Shareholder vote, amend, restate, or otherwise supplement the certificate of formation of the Company as the Directors may deem necessary or desirable.

Article XII.011. Fiscal Year.

The fiscal year of each Series shall end on a specified date as set forth in the Bylaws, provided, however, that the Company may, without Shareholder approval, change the fiscal year of any Series.

Article XII.012. Use of the Word “Fidelity”.

Fidelity Management & Research Company (“FMR”) has consented to, and granted a non-exclusive license for, the use by any Series or by the Company of the identifying word “Fidelity” in the name of any Series or of the Company.  Such consent is subject to revocation by FMR in its discretion, if FMR or subsidiary or affiliate thereof is not employed as the investment adviser of each Series of the Company.  As between the Company and FMR, FMR controls the use of the name of the Company insofar as such name contains the identifying word “Fidelity.”  FMR may, from time to time, use the identifying word “Fidelity” in other connections and for other purposes, including, without limitation, in the names of other investment companies, corporations or businesses which it may manage, advise, sponsor or own or in which it may have a financial interest.  FMR may require the Company or any Series thereof to cease using the identifying word “Fidelity” in the name of the Company or any Series thereof if the Company or any Series thereof ceases to employ FMR or a subsidiary or affiliate thereof as investment adviser.

Article XII.013. Severability.

The provisions of this Agreement are severable.  If the Directors determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the applicable provisions of the Code, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Agreement.

Article XII.014. No Partnership for Nontax Purposes.

The Shareholders expressly do not intend hereby to form a partnership under either the Delaware Revised Uniform Partnership Act nor the Delaware Revised Uniform Limited Partnership Act or any applicable law.  The Shareholders do not intend to be partners one to another, or partners to any third party.  To the extent any Shareholder, by word or action, represents to another person that any other Shareholder is a partner or that the Company is a partnership (other than for tax purposes), the Shareholder making such wrongful representation shall be liable to any other Shareholder who incurs personal liability by reason of such wrongful representation.

Article XII.015. Special Power of Attorney.

(a)

Each Shareholder hereby irrevocably makes, constitutes and appoints FMRC or one of its affiliates (each, an “Attorney-in-Fact”) with full power of substitution, the true and lawful representative and attorney-in-fact of, and in the name, place and stead of, such Shareholder, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(i)

any amendment to this Agreement that complies with the provisions of this Agreement; and

(ii)

all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

Each Shareholder is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Shareholder’s consent.  If an amendment to this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Shareholder agrees that, notwithstanding any objection that such Shareholder may assert with respect to such action, either Attorney-in-Fact appointed hereby is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Shareholder is fully aware that each Shareholder will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Company.

(b)

This power of attorney is a special power of attorney and is coupled with an interest in favor of each Attorney-in-Fact and as such:

(i)

shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the Attorney-in-Fact shall have had notice thereof; and

(ii)

shall survive the delivery or transfer by a Shareholder of all or portion of such Shareholder’s Shares, except that transfer thereof is permitted pursuant to the terms of this Agreement, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling either Attorney-in-Fact to execute, acknowledge and file any instrument necessary to effect such transfer and the admission of the Company of the transferee as the substituted Shareholder.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

Fidelity Master Portfolios LLC hereby executes this Agreement for the purpose of becoming a party hereto and agreeing to perform its obligations and duties hereunder and becoming entitled to enjoy its rights and benefits hereunder and shall have the right to enforce the terms of this Agreement against the parties hereto.

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